UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2015
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On June 22, 2015, Uranium Energy Corp., a Nevada corporation (the "Company") and two institutional investors entered into a securities purchase agreement (the "Securities Purchase Agreement"), pursuant to which the Company agreed to sell an aggregate of 5,000,000 shares of its common stock (the "Shares") and warrants to purchase a total of 2,500,000 shares of its common stock (the "Warrants") to such investors for gross proceeds of approximately $10.0 million. The Shares and Warrants are being sold in units (the "Units"), with each Unit consisting of one Share and 0.50 of one Warrant. Each whole Warrant entitles the holder to purchase one share of common stock (each, a "Warrant Share") at an exercise price of $2.35 per Warrant Share, and is exercisable at any time within three years from the date of issuance. The purchase price per Unit is $2.00.

The Company entered into an engagement agreement dated June 22, 2015, as amended June 23, 2013 (the "Wainwright Engagement Agreement") with H.C. Wainwright & Co., LLC and an engagement agreement dated June 24, 2015 (the "Cantor Engagement Agreement") with Cantor Fitzgerald & Co. and Cantor Fitzgerald Canada Corporation. H.C. Wainwright & Co., LLC, Cantor Fitzgerald & Co. and Cantor Fitzgerald Canada Corporation are referred to herein as the "Placement Agents", and the Wainwright Engagement Agreement and the Cantor Engagement Agreement are sometimes referred to herein together as the "Engagement Agreements". Pursuant to the Engagement Agreements, the Placement Agents, with H.C. Wainwright & Co., LLC acting as the sole lead Placement Agent and Cantor Fitzgerald & Co. acting as the co-Placement Agent, agreed to use their reasonable best efforts to arrange for the sale of the Units in a registered direct public offering. As consideration, the Company agreed to pay aggregate placement agent fees of 7% of the gross proceeds of the offering to the Placement Agents and to Dundee Securities Ltd., the Company's financial advisor in connection with the offering, and the Company agreed to issue to the Placement Agents and Dundee Securities Ltd. or their respective designees common stock purchase warrants to purchase up to 350,000 shares of common stock (the "Agent Warrants"), which Agent Warrants have the same terms as the Warrants, whereby they have an exercise price of $2.35 per common share (each, an "Agent Warrant Share") and are exercisable at any time within three years from the date of issuance. In addition, the Company has agreed to reimburse the Placement Agents for expenses in an aggregate amount of approximately $80,000.

The net proceeds to the Company from the registered direct public offering, after deducting the placement agent fees and expenses, the Company's estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering or the Agent Warrants, are expected to be approximately $9.14 million. The offering closed on June 25, 2015.

The Shares, Warrants, Warrant Shares, Agent Warrants and Agent Warrant Shares were issued pursuant to a prospectus supplement dated as of June 24, 2015, which was filed with the Securities and Exchange Commission (the "SEC") in connection with a takedown from the Company's shelf registration statement on Form S-3 (File No. 333-193104), which became effective on January 10, 2014, and the base prospectus dated as of January 10, 2014 contained in such registration statement.

The legal opinion of McMillan LLP relating to the legality of the issuance and sale of the Shares, Warrants, Warrant Shares, Agent Warrants and Agent Warrant Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letters, the Warrants, the Agent Warrants and the Securities Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Wainwright Engagement Letter, the Cantor Engagement Letter, the form of Warrant (which is the same form for both the Warrants and the Agent Warrants) and the form of Securities Purchase Agreement, which are attached hereto as Exhibits 1.1, 1.2, 4.1 and 10.1, respectively, and incorporated herein by reference.

The Engagement Letters and the Securities Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Letters and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

1.1	Engagement Letter, dated as of June 22, 2015, by and between Uranium Energy Corp. and H.C. Wainwright & Co., LLC, and amendment thereto dated June 23, 2015.
1.2	Engagement Letter, dated as of June 24, 2015, among Uranium Energy Corp., Cantor Fitzgerald & Co. and Cantor Fitzgerald Canada Corporation.
4.1	Form of Warrant.
5.1	Opinion of McMillan LLP.
10.1	Form of Securities Purchase Agreement, dated as of June 22, 2015, by and between Uranium Energy Corp. and the investors in the offering.
23.1	Consent of McMillan LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: June 25, 2015	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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